Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

          We consent to the incorporation by reference in this Registration Statement of Expedia, Inc. on Form S-3 of our report dated July 27, 2001, appearing in the Annual Report on Form 10-K of Expedia, Inc. and subsidiaries for the year ended June 30, 2001, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/	DELOITTE & TOUCHE LLP

DE	LOITTE & TOUCHE LLP
Sea	ttle, Washington
No	vember 6, 2001